Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Sylvamo Corporation (the “Company”) for the period ended March 31, 2024 (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:     /s/ Jean-Michel Ribiéras
Jean-Michel Ribiéras
Chairman and Chief Executive Officer
May 10, 2024

By:     /s/ John V. Sims
John V. Sims
Senior Vice President and Chief Financial Officer
May 10, 2024